INDEPENDENT ACCOUNTANTS' CONSENT

We have issued our report dated April 27, 2000, accompanying the consolidated financial statements included in the Annual Report of Pacel Corp. on Form 10-KSB for the year ended December 31, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statement of Pacel Corp. on Form S-8 (File No. 333-31876, effective March 7, 2000).



                                                /s/ Peter C. Cosmas Co., CPAs

                                                PETER C. COSMAS CO., CPAs



New York, New York
May 10, 2000